U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  Food And Beverage Masters (Kazakstan), Inc.,
             (Exact name of registrant as specified in its charter)

            Delaware                            5149                    ---------
  (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)    Classification Code Number)   Identification No.)


13144 Lake Arrow Road S.E., Calgary, Alberta                             T2J 3H2
(Address of registrant's principal executive offices)                 (Zip Code)

                                  403.278.8627
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================

       Title of each class             Amount       Proposed maximum     Proposed maximum      Amount of
          of securities                to be         offering price         aggregate        registration
        to be registered             registered         per share         offering price          fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        4,000,000            $0.25           $1,000,000.00         $264.00
============================================================================================================

The price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                  Food And Beverage Masters (Kazakstan), Inc.,
                             a Delaware corporation

                        4,000,000 Shares of Common Stock

This prospectus relates to 4,000,000 shares of common stock of Food And Beverage Masters (Kazakstan), Inc., a Delaware corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

See "Risk Factors" on Pages 4 to 8 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is August 24, 2000.
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ..............................................................................4
Risk Factors.....................................................................................4
Use of Proceeds..................................................................................8
Determination of Offering Price..................................................................8
Dilution.........................................................................................8
Selling Security Holder..........................................................................8
Plan of Distribution............................................................................ 9
Legal Proceedings...............................................................................10
Directors, Executive Officers, Promoters and Control Persons....................................10
Security Ownership of Certain Beneficial Owners and Management..................................11
Description of Securities.......................................................................12
Interest of Named Experts and Counsel...........................................................12
Disclosure of Commission Position on Indemnification for Securities Act Liabilities.............12
Organization Within Last Five Years.............................................................12
Description of Business.........................................................................12
Management' Discussion and Analysis of Financial Condition and Results of Operations............15
Description of Property.........................................................................15
Certain Relationships and Related Transactions..................................................15
Market for Common Equity and Related Stockholder Matters........................................16
Executive Compensation - Remuneration of Directors and Officers.................................17
Financial Statements............................................................................17
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure............17
Legal Matters...................................................................................17
Experts.........................................................................................18
Additional Information..........................................................................18
Indemnification of Directors and Officers.......................................................18
Other Expenses of Issuance and Distribution.....................................................18
Recent Sales of Unregistered Securities.........................................................19
Exhibits........................................................................................19
Undertakings....................................................................................20
Signatures    ..................................................................................21
Power of Attorney...............................................................................22

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:                 Our principal business address is 13144 Lake Arrow
                              Road S.E., Calgary, Alberta Canada; our telephone number is 403.278.8627.

                              We are a development stage company and we intend to be a fully integrated processor of high quality Canadian edible canola oil, packaged in polyethylene terephthalate, or "PET", bottles manufactured on site for distribution into the domestic markets of Kazakstan. Canola oil is regarded as the healthiest of all currently manufactured vegetable oils. Since declaring independence in 1991, Kazakstan has been the most politically stable of the former states of the Soviet Union. The current government has been committed to developing a market economy and has attracted $46 billion in foreign investment since its independence, or $9.5 billion more than Russia. Our market analysis reflects the Kazakstan uses approximately 116 million liters of vegetable oil each year, with the bulk of this oil imported from various countries. The present oil used is mostly sunflower oil and with a low-cost cotton base. We anticipate distributing our products through a joint venture with a company located in Kazakstan. We also anticipate processing additional products from vegetable oils, such as margarine and shortening, primarily for the Kazakstan domestic market but also for export.

Our State of Organization:    We were incorporated in Delaware on July 18, 1997.

Number of Shares Being        All of the shares being offered pursuant to this
Offered:                      Registration Statement on Form SB-2 are issued and
                              outstanding shares of common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of Shares              4,000,000 shares of our common stock are issued
Outstanding After the         and outstanding. We have no other securities
Offering:                     issued.

Estimated use of proceeds:    We will not receive any of the proceeds from the
                              sale of those shares being offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

We have a limited operating history with losses since our formation and we anticipate that we will lose money in the foreseeable future.

We were incorporated in July 1997, and we have a limited operating history. As of June 30, 2000, our losses since inception were approximately $18,399. We have not yet generated any revenues and we do not anticipate generating revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the distribution of food and beverage products in foreign markets. We can not guaranty that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. We can not guaranty that we will be able to achieve profitable operations.

We may have difficulty distributing our products because Kazakstan has poor distribution systems and transportation infrastructure.

Kazakstan's product distribution system is a complicated system of state and private distributors, many lacking marketing experience or expertise. Foreign firms are prohibited from establishing distribution and marketing networks, which are reserved for Kazakstan citizens and state-run businesses. Foreign firms' involvement in distribution networks are limited to goods that are manufactured domestically. The infrastructure of Kazakstan is generally in a state of disrepair. Distribution of products is complicated by poor roadways, rail lines, and ports. State owned and operated power plants and telecommunications systems are often inoperable or inefficient, which may impede the orderly operation of our business in Kazakstan.

The Kazakstanian government, its taxation system and its general economic conditions may significantly affect our ability to succeed.

Kazakstan is currently a Socialist Republic, and we could be affected by differences in ideology. Bureaucratic delays, abrupt policy changes, and a different legal system may present significant impediments to the operation of our business. If the present regime changes, the current favorable attitude toward foreign investment may also change, resulting in increased costs of operation or even nationalization of our assets domiciled in Kazakstan.

Kazakstan's current taxation system is complex and may subject us to unforeseeable tax liabilities. Inconsistent interpretation of the existing tax laws, or the imposition of new taxes or tax laws, could have a material adverse effect on the operation of our business.

A specific risk of doing business in Kazakstan occurs because the current economic conditions in Kazakstan are difficult. Although the government is currently undertaking reforms to restructure the economy through privatization of state enterprises, the government's attempts to stabilize monetary policy may not succeed, resulting in continued inflation and currency devaluation. These general economic trends could have a material adverse effect upon our operations.

Our ability to succeed will depend on whether we can adapt to Kazakstan's legal and accounting systems and its cash-based economy.

Kazakstan's civil law and enforcement thereof are considerably different that the laws codifying such rights and obligations of contract law and intellectual property that are generally taken for granted in industrialized nations. Financial statements are unreliable because of a resistance, or unfamiliarity, to international accounting standards. Credit reports and other analytical financial information are difficult to obtain from state-run businesses and may be undependable for domestic operations. Many businesses are reluctant to provide financial information or references. Levels of domestic savings are low and hoarding of gold and hard currency is prevalent in Kazakstan. Purchases are generally made on cash, as opposed to credit, and bartering and unrecorded compensation of employees is generally accepted as the normal course of business. This practice makes generally accepted business controls difficult to implement at the business level and may fuel inflation. These general trends may have a significant material adverse affect on the operation of our business.

Our ability to succeed is dependent on market acceptance of our products.

There can be no assurance that our products will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit us to recover start-up and other associated costs. Failure of our products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions, and results of operations.

We may not complete our development because we lack commercial manufacturing and marketing experience.

We have not yet produced our products. No assurance can be given that we will be able to make the transition from the design stage to commercial mass-production. While we believe we will be able to produce our products on a scale commensurate with market demands for our products, we have not yet demonstrated the capability to produce our products in significant commercial quantities. There can be no assurance that we will be able to establish sales, marketing and distribution capabilities or make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful.

We may enter into arrangements with contract packaging and distribution companies to expand our production capacities in order to satisfy requirements for our products, or to attempt to improve production efficiency. If we choose to contract for packaging and distribution services and encounters delays or difficulties in establishing relationships with packagers and distribution companies to package and distribute our finished products, market introduction and subsequent sales of such products would be adversely affected.

We operate in a highly competitive market and we may not have adequate resources to market our products in order to compete successfully.

Competition in the food and beverage products industry is intense. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive. Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. If we begin commercial sales of our products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, our competitors may have an advantage over us with respect to services and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their services and technologies. Such managed accounts present significant competitive barriers to us. There can be no assurance that competitors have not or will not succeed in developing technologies and services that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

Our ability to succeed is uncertain because we currently have no sources of revenue and minimal marketing activities due to the lack of capital.

We are currently engaged primarily in marketing the food and beverage products developed and manufactured by third parties. In order to fund our marketing activities, we anticipate that we will be required to raise additional funds. We have not yet generated any revenues and we do not anticipate generating revenues in our current fiscal year.

Our officers and directors are engaged in other activities that could have conflicts of interest with us.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Wayne Johnson currently serves as President and a director of Ethan Equities, Inc., an Alberta corporation. Arne Carlson currently serves as the Vice President of Bluewater Capital Management.

Our officers, directors and principal security holders own approximately 57.25% of our outstanding shares of common stock.

Our directors, officers and principal (greater than 5%) security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 57.25% of our outstanding shares of common stock. Certain principal security holders are our directors or executive officers. As a result of such ownership, these security holders may be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

We anticipate that we will need to raise additional capital to market and distribute our products and complete our development.

To complete development of our products and services, we anticipate that we may be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates. There can be no assurance that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse effect on our ability to continue our operation and compete with other providers.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop, manufacture or market ourselves, any of which could have a material adverse effect on our results of operations.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We can not guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

================================================================================
Name of Selling Security Holder                          Shares of Common Stock
--------------------------------------------------------------------------------
Wayne Johnson, President, Treasurer and a Director               360,000
--------------------------------------------------------------------------------
Ethan Equities, Inc., an Alberta corporation (1)                 375,000
--------------------------------------------------------------------------------
Shannon Johnson(2)                                               320,000
--------------------------------------------------------------------------------
Phyllis Johnson                                                  300,000
--------------------------------------------------------------------------------
Stan Johnson                                                      20,000
--------------------------------------------------------------------------------
Advantage Investments Ltd.                                        55,000
--------------------------------------------------------------------------------
Mary Brownson                                                     10,000
--------------------------------------------------------------------------------
Dennis Cressman                                                   10,000
--------------------------------------------------------------------------------
Eurowest Financial Corporation                                    10,000
--------------------------------------------------------------------------------
Mark Franklin                                                    365,000
--------------------------------------------------------------------------------
Paula Franklin                                                   320,000
--------------------------------------------------------------------------------
Murray Hnatyshyn                                                 365,000
--------------------------------------------------------------------------------
Tamara Hnatyshyn                                                 320,000
--------------------------------------------------------------------------------
Murray Jackson                                                    10,000
--------------------------------------------------------------------------------
Agnes Lee                                                         10,000
--------------------------------------------------------------------------------
Daniel Lee                                                        10,000
--------------------------------------------------------------------------------
Dennis Lee                                                        10,000
--------------------------------------------------------------------------------
James Lee                                                         10,000
--------------------------------------------------------------------------------
Joseph Lee                                                        10,000
--------------------------------------------------------------------------------
Patrick Lee                                                       10,000
--------------------------------------------------------------------------------
Richard Lee                                                       10,000
--------------------------------------------------------------------------------
Robert Lee                                                        10,000
--------------------------------------------------------------------------------
Ron Livingston                                                   100,000
--------------------------------------------------------------------------------
Bruce Livinston                                                   10,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
L K B Capital Corp                                               200,000
--------------------------------------------------------------------------------
Beverly Mackenzie                                                360,000
--------------------------------------------------------------------------------
Shawn Rooney                                                      20,000
--------------------------------------------------------------------------------
Madelyn Scannlon                                                  10,000
--------------------------------------------------------------------------------
Sharron Scherger                                                 360,000
--------------------------------------------------------------------------------
Valorie Tinney                                                    10,000
--------------------------------------------------------------------------------
Michel Tremblay                                                   10,000
================================================================================

(1) The officers and directors of Ethan Equities, Inc., an Alberta corporation, are Wayne Johnson and Shannon Johnson.

(2) Shannon Johnson is the spouse of Wayne Johnson, the President, Secretary, Treasurer and a director of the company.

Plan of Distribution

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of shares of our common stock owned by the selling security holders. We will pay all of the expenses incident to the offering and sale of the shares of our $.001 par value common stock, other than commissions, discounts and fees of underwriters, dealers or agents.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our $.001 par value common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any such legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We can not guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we can not guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

================================================================================
Name                         Age  Position
--------------------------------------------------------------------------------
Wayne Johnson                57   President, Secretary, Treasurer and a Director
--------------------------------------------------------------------------------
Arne Carlson                 33   Secretary and a Director
================================================================================

Wayne Johnson. Mr. Johnson is our President, Treasurer and a director since our inception. Mr. Johnson has extensive experience in the food and beverage industry. From 1960 to 1972, Mr. Johnson was the executive account manager for Dominion Glass Co. Ltd, an Alberta corporation. From 1972 to 1985, Mr. Johnson was the President of Mr. Soft Draink Ltd, an Alberta corporation. From 1985 to 1987, Mr. Johnson was the President of Sun Mountain Beverages Ltd. an Alberta corporation. From 1987 to 1990, Mr. Johnson was the President of Cott Beverages
(West) Ltd. an Alberta corporation. From 1990 to 1997, Mr. Johnson was the President of Viviant Group, Inc., an Alberta corporation. From 1997 to 1999, Mr. Johnson was the President of International Construction Technologies, Inc. an Alberta corporation. Mr. Johnson is currently the President of UsTech Building Systems, Inc. and Ethan Equities, Inc. Mr. Johnson has not been a director of any other reporting company.

Arne Carlson. Mr. Carlson is the Secretary and a director of the company since June 2000. Prior to joining the company, Mr. Carlson has been the Vice President of Bluewater Capital Management since 1995 and has been responsible for overseeing the development and management of e-commerce and conventional investment strategies. Mr. Carlson has over fifteen years of experience in marketing and business management, working extensively with private and public companies. Mr. Carlson has also played a direct role in raising capital for private and public companies. From 1991 to 1993, Mr. Carlson was a director of Rich Coast Environmental Services, Inc, a Delaware corporation and a reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 24, 2000 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class         Name and Address of             Amount and Nature of                   Percent of Class
                       Beneficial Owner                Beneficial Owner
---------------        -----------------------         ---------------------------------      -----------------
$.001 Par Value        Mark Franklin(1)                685,000 shares, Shareholder                 17.13%
Common Stock

$.001 Par Value        Murray Hnatyshyn(2)             685,000 shares, Shareholder                 17.13%
Common Stock

$.001 Par Value        L K B Capital Corp., an         200,000 shares, Shareholder                  5.0%
Common Stock           Alberta corporation,

$.001 Par Value        Beverly Mackenzie               360,000 shares, Shareholder                  9.0%
Common Stock

$.001 Par Value        Sharron Scherger                360,000 shares, Shareholder                  9.0%
Common Stock

$.001 Par Value        Wayne Johnson                   955,000 shares(3) (4), President,           23.88%
Common Stock                                           Secretary, Treasurer and a
                                                       director

$.001 Par Value                                        All directors and named executive           23.88%
Common Stock                                           officers as a group

(1) Mark Franklin beneficially owns 320,000 shares held by his spouse Paula Franklin.

(2) Murray Hnatyshyn beneficially owns 320,000 shares held by his spouse Tamara Hnatyshyn.

(3) Wayne Johnson beneficially owns 375,000 shares held by Ethan Equities, Inc., an Alberta corporation.

(4) Wayne Johnson beneficially owns 320,000 shares held by his spouse Shannon Johnson.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

We are authorized to issue 50,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of August 24, 2000, 4,000,000 shares of our common stock were issued and outstanding.

Our shares of $.001 par value common stock constitute equity interests in us any entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter, Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Wayne Johnson was issued 360,000 shares of our common stock in exchange for his services as our promoter.

Description of Business

Our Background. Food and Beverage Masters (Kazakstan), Inc. was incorporated in Delaware on July 18, 1997.

Our Business. We are a development stage company and we intend to be a fully integrated processor of high quality Canadian edible canola oil, packaged in polyethylene terephthalate, or "PET", bottles manufactured on site for distribution into the domestic markets of Kazakstan. Canola oil is regarded as the healthiest of all currently manufactured vegetable oils. Since declaring independence in 1991, Kazakstan has been the most politically stable of the former states of the Soviet Union. The current government has been committed to developing a market economy and has attracted $46 billion in foreign investment since its independence, or $9.5 billion more than Russia. Our market analysis reflects the Kazakstan uses approximately 116 million liters of vegetable oil each year, with the bulk of this oil imported from various countries. The present oil used is mostly sunflower oil and with a low-cost cotton base. We anticipate distributing our products through a joint venture with a company located in Kazakstan. We also anticipate processing additional products from vegetable oils, such as margarine and shortening, primarily for the Kazakstan domestic market but also for export.

We contemplate that we will enter into various joint ventures will provide us access to utilize existing distribution networks to market our products. We believe we will enter into joint venture agreements with a food and beverage manufacturing and marketing company and a distribution company in Kazakstan. The manufacturing and marketing company will provide the technical and managerial expertise for the establishment of a plant in Kazakstan including the acquisition and set-up of the equipment and technology, and the development of technical, marketing, and operating plans for the joint venture.

Our Products. The products, which will be produced by us through the joint venture, will consist of high quality vegetable oil-based consumer food products. The joint venture will be producing a family of products beginning with cooking oil and PET preforms (bottling components). Initially, we will produce cooking oil in one-liter bottles, packaged and labeled with our brands and logos. The products will be produced from refined canola crude oil imported from Canada, and from other lower quality oils such as cottonseed, sunflower, and rapeseed oils. The refining process is designed to produce high-quality products directly from pure Canadian canola oil or in blends of oil maintaining a minimum quantity of canola. In addition, flavored oils will be processed to ensure product differentiation and provide added value and diversity to our product line.

The PET preforms which are surplus to the needs of the joint venture will be sold in the regional marketplace. We anticipate a surplus of between 15 and 20 million preforms annually when the plant is at full capacity. We anticipate additional product development, including the production of value added vegetable oil products such as margarine and shortening.

The refining process for vegetable oils is separated into three stages:

     o    the neutralization stage;

     o    the combined bleaching and filtration stage; and

     o    the deodorization stage.

Crude oils have a number of impurities which must be removed, typically through the addition of small amounts of phosphoric acid or caustic soda. These react with the oil and form a precipitate containing the impurities, which is separate from the oil using a centrifuge under a vacuum. The bleaching and filtration process is a continuous process utilizing absorbent materials such as bleaching earth. The bleached oil is filtered through a stainless leaf filter, used in conjunction with a polish filter. Finally, through a process of heating the oil, the final impure vapors are removed from the oil. This process is essentially a distillation process whereby the oil is vaporized and the components are separated in a distillation cylinder. This process also occurs under vacuum.

Our Target Markets and Marketing Strategy. Cooking oil is a fundamental consumer commodity used by essentially every household in countries such as Kazakstan. Kazakstan had a population of approximately 16.6 million people in 1996. The per capita consumption of cooking oil has varied from 5 liters to 9 liters over the past five years. In 1995, consumption of cooking oil fell to 5 liters per person, according to the United States Department of Agriculture, Foreign Agriculture Service. We believe this will be a short-term event due to general economic conditions of the period. Based on an average per capita consumption of 7 liters, the annual oil requirements for Kazakstan are in the range of 116 million liters per year.

Over 75% of the vegetable oil requirements of Kazakstan are currently met through imports. A major reason for the high percentage of imports is the limited historical ability to grow oilseed crops. Kazakstan has historically produced cotton and sunflowers as a source of oil. Production of sunflowers has varied between 97,000 and 299,000 tons over the past five years. This is a projected yield of between 30,000 and 100,000 tons of oil. The production of cotton in the region is marginally less than that of sunflowers.

Retail price surveys have been completed throughout the different regions in Kazakstan. The retail prices of vegetable oil vary significantly from a low of $1.19 (USD) per liter in some of the more southern regions, to a high of $2.38
(USD) per liter in the northern regions of the country. Part of the reason for lower prices in the southern regions of the country is the existence of an oil-processing plant at Chimkent which is processing low cost cotton seed oil. For most of the country, the primary source of oil is from imported oil. As such, the world price of vegetable oils and related products has a major impact on the domestic prices of vegetable oil inside Kazakstan. We contemplate initiating a market development program to ensure that its products are properly priced, that the correct distribution and marketing outlets are used, and that the production from our plant can be immediately sold.

We are operated and managed by professionals with experience in the marketing and commercial exploitation of various products. Our management's knowledge of industries and markets have caused them to conclude that operations of a start-up company must be based on the realization of almost immediate and predictable revenue. Our management has decided to implement our business strategy for the purpose of achieving independence from outside funding as soon as commercially practicable.

Competition. Competition in the food products markets is significant. Additionally, many of our competitors have, and will continue to have, greater marketing, financial and other resources than us and, therefore, represent and will continue to represent significant competition in our anticipated markets. Although there is presently limited competition to our proposed oil refining plant, the existing plant at Chimkent is currently in production and has established customers. While we believe that the Chimkent plant produces a lower-quality oil than we will produce, there can be no assurance that we will produce products equal to, or superior to, the refined vegetable oil products currently being produced at Chimkent and accepted in the Kazakstan market. Moreover, Kazakstan has been targeted by most of the major international food processing companies. We anticipate competition from foreign joint ventures to increase significantly in the next five years. There can be no assurance that the existing approaches of our competitors or new approaches or production technology developed by those competitors will not be more effective than ours.

Our Research and Development. We are not currently conducting any research and development activities and do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into relationships with third parties.

Government Regulation. Kazakstan currently has apparent political stability and leaders that rank foreign investment as a priority. However, there can be no assurance that the current political leadership will continue to pass and enforce legislation and regulations which permit us to effectively and profitably operate our business. If governmental regulations change, the cost of compliance with the various laws and regulations could have a material adverse effect on our business, financial condition, and results of operation. Moreover, the world-wide food products industries are subject to substantial government controls, including the practice of restrictive duties and tariffs designed to give domestic producers in various countries a competitive advantage over foreign producers. The imposition of such duties by various governments could have a material adverse effect on our business, financial condition, and results of operation.

Employees. As of August 24, 2000, we have two (2) employees. We anticipate that we will hire employees to provide such services as marketing and sales. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support product research and development, marketing and sales and business development. We believe our future success depends in large part upon the continued service of our key technical and senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 13144 Lake Arrow Road S.E., Calgary, Alberta Canada and are provided to us, at no charge, by our President, Wayne Johnson.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources. We have cash of $0.00 as of June 30, 2000. Our President and director, Wayne Johnson, has paid our expenses since our inception and we anticipate that Mr. Johnson will continue to pay our expenses in the event that we do not generate revenues or obtain additional working through the sale of common stock or other securities.

Results of Operations. We have not yet realized any revenue from operations. Our expenses of approximately $18,399 consist of start-up costs from formation through June 30, 2000.

Our Plan of Operation for the Next Twelve Months. Our success is materially dependent upon our ability to satisfy additional financing requirements. We do not anticipate that we will begin to realize positive gross revenue in our current fiscal year.

In the opinion of management, available funds will not satisfy our working capital requirements through the current fiscal year. Our President and director, Wayne Johnson, has paid our expenses since our inception and we anticipate that Mr. Johnson will continue to pay our expenses in the event that we do not generate revenues or obtain additional working capital through the sale of common stock or other securities. No assurances can be given that such proceeds will satisfy our working capital needs for the period estimated, or; that we can obtain additional working capital through the sale of common stock or other securities, the issuance of indebtedness or otherwise or on terms acceptable to us. Further, no assurances can be given that any such equity financing will not result in a further substantial dilution to the existing shareholders or will be on terms satisfactory to us.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we will need to raise additional capital to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources.

We cannot guaranty that additional funding will be available on favorable terms. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. In the alternative, we may be required to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain products and services that we would not otherwise relinquish.

Description of Property

Our Property. As of the date specified in the following table, we held the following property:

================================================================================
Property                                                   June 30, 2000
--------------------------------------------------------------------------------
Cash                                                       $0.00
--------------------------------------------------------------------------------
Property and Equipment                                     $0.00
================================================================================

Our Facilities. At this time, we occupy facilities provided by Wayne Johnson, our President and a director. The office space is located at 13144 Lake Arrow Road S.E., Calgary, Alberta Canada.

Certain Relationships and Related Transactions

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. There have been no related party transactions, except for the following:

Wayne Johnson, our President, Secretary, Treasurer and director, has paid our expenses since our inception and currently provides office space to us at no charge.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;

     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

     o    a toll-free telephone number for inquiries on disciplinary actions;

     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;

     o the compensation of the broker-dealer and its salesperson in the transaction;

     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

Executive Compensation - Remuneration of Directors and Officers

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2000. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================================================================================
Name and Principal Position         Year     Annual      Bonus ($)      Other Annual          All Other
                                           Salary ($)                 Compensation ($)       Compensation
------------------------------------------------------------------------------------------------------------
Wayne Johnson President,
Secretary, Treasurer, Director      2000      None         None             None                None
------------------------------------------------------------------------------------------------------------

Arne Carlson, Secretary,            2000      None         None             None                None
Director
============================================================================================================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of June 30, 2000, our officers have received no compensation for their services provided to us.

Employment Contracts. We do not anticipate that we will enter into employment contracts with Wayne Johnson or Arne Carlson.

Financial Statements

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                              Financial Statements
                                   (Unaudited)

                             As of June 30, 2000 and
           For the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from July 18, 1997 (Inception) to June 30, 2000

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                        Index to the Financial Statements
                                   (Unaudited)

                             As of June 30, 2000 and
           For the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from July 18, 1997 (Inception) to June 30, 2000
                                   (Unaudited)

--------------------------------------------------------------------------------

Financial Statements of Food and Beverage Masters (Kazakstan), Inc.:

     Balance Sheets (Unaudited), June 30, 2000                               1

     Statements  of  Operations  (Unaudited)  for the  Six  Month
      Periods Ended June 30, 2000 and 1999 and for the Period from
      July 18, 1997 (Inception) to June 30, 2000                             2

     Statements of Shareholders'  Deficit (Unaudited) for the Six
      Month  Periods  Ended  June  30,  2000  and 1999 and for the
      Period from July 18, 1997 (Inception) to June 30, 2000                 3

     Statements  of Cash  Flows  (Unaudited)  for  the Six  Month
      Periods Ended June 30, 2000 and 1999 and for the Period from
      July 18, 1997 (Inception) to June 30, 2000                             4

     Notes to the Financial Statements (Unaudited)                           5

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                                 Balance Sheets
                                   (Unaudited)

                                  June 30, 2000

--------------------------------------------------------------------------------

                                     ASSETS

Prepaid expenses                                                       $    500
                                                                       --------

Total assets                                                           $    500
                                                                       ========


                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Due to related party                                                   $ 14,899
                                                                       --------

Total liabilities                                                        14,899
                                                                       --------

Shareholders' deficit:
     Preferred stock, $.001 par value; 5,000,000
        shares authorized; none issued and
        outstanding at June 30, 2000                                       --
     Common stock, $.001 par value; 50,000,000
        shares authorized; 4,000,000 shares
        issued and outstanding at June 30, 2000                           4,000
     Additional paid-in capital                                            --
     Deficit accumulated during development stage                       (18,399)
                                                                       --------

Total shareholders' deficit                                             (14,399)
                                                                       --------

Total liabilities and shareholders' deficit                            $    500
                                                                       ========


    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                            Statements of Operations
                                   (Unaudited)

           For the Six Month Periods Ended June 30, 2000 and 1999 and For the Period from July 18, 1997 (Inception) to June 30, 2000

--------------------------------------------------------------------------------

                                                                              Period from
                                      For the Six Month  For the Six Month   July 18, 2997
                                         Period Ended      Period Ended     (Inception) to
                                        June 30, 2000      June 30, 1999     June 30, 2000
                                      -----------------  -----------------   -------------
Revenue                                       --                 --                --
Cost of sales                                 --                 --                --
                                          --------           --------          --------

     Gross profit                             --                 --                --

Legal and professional fees               $(12,466)              --            $(14,399)
Other operating costs and expenses            --             $ (2,732)           (4,000)
                                          --------           --------          --------

Net loss                                  $(12,466)          $ (2,732)         $(18,399)
                                          ========           ========          ========

Loss per common share                         --                 --            $  (0.01)
                                          ========           ========          ========

    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                       Statements of Shareholders' Deficit
                                   (Unaudited)

           For the Six Month Periods Ended June 30, 2000 and 1999 and For the Period from July 18, 1997 (Inception) to June 30, 2000

--------------------------------------------------------------------------------

                                                                                                          Deficit
                                                                                                        Accumulated
                                                                                           Additional    During the
                                                    Common       Price         Common        Paid-in     Development
                                                    Shares     Per Share        Stock        Capital        Stage        Total
                                                ------------  ------------  ------------  ------------  ------------  ------------
Balance, July 18,
  1997 (inception)                                     --                          --           --            --             --
  Net loss                                             --                          --           --       $     (447)         (447)
                                                ------------  ------------  ------------  ------------  ------------  ------------
Balance, December
  31, 1997                                             --                          --           --             (447)         (447)
  Net loss                                             --                          --           --             (821)         (821)
                                                ------------  ------------  ------------  ------------  ------------  ------------
Balance, December
  31, 1998                                             --                          --           --           (1,268)       (1,268)
  Shares issued in private placement
     offering                                     4,000,000   $    0.001     $    4,000         --             --           4,000
  Net loss                                             --                          --           --           (4,665)       (4,665)
                                                ------------  ------------  ------------  ------------  ------------  ------------
Balance, December
  31, 1999                                        4,000,000                       4,000         --           (5,933)       (1,933)
  Net loss                                             --                          --           --          (12,466)      (12,466)
                                                ------------  ------------  ------------  ------------  ------------  ------------
Balance, June 30,
  2000                                            4,000,000                  $    4,000         --       $  (18,399)   $  (14,399)
                                                ============  ============  ============  ============  ============  ============

    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows
                                   (Unaudited)

           For the Six Month Periods Ended June 30, 2000 and 1999 and For the Period from July 18, 1997 (Inception) to June 30, 2000

--------------------------------------------------------------------------------

                                                                                                      Period from
                                                           For the Six Month  For the Six Month      July 18, 2997
                                                             Period Ended       Period Ended        (Inception) to
                                                             June 30, 2000      June 30, 1999        June 30, 2000
                                                           -----------------  -----------------     --------------
Cash flows from operating activities:

     Net loss                                                  $(12,466)           $ (2,732)           $(18,399)

     Adjustments to reconcile net loss to net cash provided by operation activities

     Increase in assets:

        Preapid expenses                                           (500)               --                  (500)

     Increase (decrease) in liabilities:

        Decrease  in accounts payable                            (1,933)             (1,268)               --

        Increase in due to related party                         14,899                --                14,899
                                                               --------            --------            --------

 Cash used in operating activities                                 --                (4,000)             (4,000)
                                                               --------            --------            --------


Cash flows provided by financing activities:

     Common shares issued in private

        placement                                                  --                 4,000               4,000
                                                               --------            --------            --------

Cash provided by financing activities                              --                 4,000               4,000
                                                               --------            --------            --------

Net increase (decrease) in cash                                    --                  --                  --

Cash at beginning of period                                        --                  --                  --
                                                               --------            --------            --------

Cash at end of period                                              --                  --                  --
                                                               ========            ========            ========

                Supplemental Disclosure of Cash Flow Information

Interest paid                                                      --                  --                  --

Income taxes paid                                                  --                  --                  --

    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                   (Unaudited)

                             As of June 30, 2000 and
           For the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from July 18, 1997 (Inception) to June 30, 2000

--------------------------------------------------------------------------------

1.   Basis of Presentation

     In the opinion of the management of Food and Beverage Masters (Kazakstan), Inc. (a development stage company) (the "Company"), the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly its financial position as of June 30, 2000, and the related statements of operations, shareholders' equity, and cash flows for the six month periods ended June 30, 2000 and 1999 and for the period from July 18, 1997 (inception) to June 30, 2000.

2.   Development Stage Operations

     The Company was incorporated in the state of Delaware on July 18, 1997 and has a limited history with no revenues, products, or technology identified or ready for market. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to identify and successfully market its yet to be developed products and obtain the necessary capital during its development stage and until it achieves profitability.

3.   Summary of Significant Accounting Policies

     Revenue Recognition

     Revenue will be recognized when the Company's goods are shipped or services are provided.

     Earnings per Common Share

     Basic earnings per common share ("EPS") is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the year. Diluted EPS is similar to basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

     Income Taxes

     The Company accounts for income taxes under the liability method. Under the liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                   (Unaudited)

                             As of June 30, 2000 and
           For the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from July 18, 1997 (Inception) to June 30, 2000

--------------------------------------------------------------------------------

3.   Summary of Significant Accounting Policies, Continued

     Income Taxes, Continued

     its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

     Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4.   Income Taxes

     The components of the provision for income taxes are as follows:

          Current tax expense:
             Federal                                            --
             State                                              --
                                                            ---------
                                                                --
                                                            ---------
             Deferred tax expense:
                Federal                                         --
                State                                           --
                                                            ---------
                                                                --
                                                            ---------

             Total provision                                    --
                                                            =========

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                   (Unaudited)

                             As of June 30, 2000 and
           For the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from July 18, 1997 (Inception) to June 30, 2000

--------------------------------------------------------------------------------

4.   Income Taxes, Continued

     Significant components of the Company's deferred income tax assets and liabilities at June 30, 1999 are as follows:

            Deferred income tax asset:
               Capitalized start-up expenses                    $  4,896
                                                              ----------
            Total deferred income tax asset                        4,896

               Valuation allowance                                (4,896)
                                                              ----------

            Net deferred income tax liability                       --
                                                              ==========

     The Company, based upon its history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that is is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

     Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

            Tax expense at U.S. statutory rate              (34.0)%
            Change in the valuation allowance                34.0
                                                          ---------
            Effective income tax rate                         --  %
                                                          =========

5.   Loss Per Common Share

     The loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

     The computations of loss per common share for the six month periods ended June 30, 2000 and 1999, and for the period from July 18, 1997 (inception) to June 30, 2000 follow.

     The Company does not have any potentially dilutive securities.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                   (Unaudited)

                             As of June 30, 2000 and
           For the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from July 18, 1997 (Inception) to June 30, 2000

--------------------------------------------------------------------------------

5.   Loss Per Common Share, Continued

                                                                                                  Period from
                                                          For the Six Month  For the Six Month   July 18, 2997
                                                            Period Ended       Period Ended     (Inception) to
                                                            June 30, 2000      June 30, 1999     June 30, 2000
                                                          -----------------  -----------------  --------------
          Net loss available to common  stockholders        $     (12,466)      $     (2,732)    $     (18,399)
          Weighted-average shares                               4,000,000          4,000,000         2,000,000
                                                            -------------       ------------     -------------

          Loss per common share                                      --                 --       $       (0.01)
                                                            =============       ============     =============

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                              Financial Statements

                      As of December 31, 1999 and 1998 and
       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                        Index to the Financial Statements

                      As of December 31, 1999 and 1998 and
       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

--------------------------------------------------------------------------------

Report of Independent Auditors                                               1

Financial Statements of Food and Beverage Masters (Kazakstan), Inc.:

     Balance Sheets, December 31, 1999 and 1998                              2

     Statements of Operations  for each of the two years in the period  ended  December  31,  1999 and for the period from
      July 18, 1997 (inception) to December 31, 1999                         3

     Statements  of  Shareholders'  Equity  for each of the two years in the period  ended  December  31, 1999 and for the
      period from July 18, 1997 (inception) to December 31, 1999             4

     Statements  of Cash Flows for each of the two years in the period  ended  December  31,  1999 and for the period from
      July 18, 1997 (inception) to December 31, 1999                         5

     Notes to the Financial Statements                                       6

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Food and Beverage Masters (Kazakstan), Inc.

We have audited the accompanying balance sheets of Food and Beverage Masters (Kazakstan), Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1999 and for the period from July 18, 1997 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Food and Beverage Masters (Kazakstan), Inc. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and cash flows for each of the two years in the period ended December 31, 1999 and for the period from July 18, 1997 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no operations, products, or facilities, and significant resources will be required to implement its plan of operations, thereby raising substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
July 12, 2000

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                                 Balance Sheets

                           December 31, 1999 and 1998

--------------------------------------------------------------------------------

                                     ASSETS

                                                            1999        1998
                                                          -------     -------

Total  assets                                                --          --
                                                          =======     =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY


Accounts payable                                          $ 1,933     $ 1,268
                                                          -------     -------

Total  liabilities                                          1,933       1,268
                                                          -------     -------

Shareholders' equity:
     Preferred stock, $.001 par value; 5,000,000
        shares authorized; none issued and
        outstanding at December 31, 1999 and
        1998                                                 --          --
     Common stock, $.001 par value; 50,000,000
        shares authorized; 4,000,000 shares and
        no shares issued and outstanding at
        December 31, 1999 and 1998, respectively            4,000        --
     Additional paid-in capital                              --          --
     Deficit accumulated during development stage          (5,933)     (1,268)
                                                          -------     -------

Total shareholders' equity                                $(1,933)    $(1,268)
                                                          -------     -------

Total liabilities and shareholders' equity                   --          --
                                                          =======     =======

    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                            Statements of Operations

       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

--------------------------------------------------------------------------------

                                                                                  Period from
                                                                                 July 18, 1997
                                      For the Year Ended  For the Year Ended     (Inception) to
                                       December 31, 1999   December 31, 1998    December 31, 1999
                                       -----------------   -----------------    -----------------
Revenue                                       --                   --                   --
Cost of sales                                 --                   --                   --


     Gross profit                             --                   --                   --

Legal and professional fees                 $1,933                 --                 $1,933
Other operating costs and expenses           2,732               $  821                4,000
                                            ------               ------               ------

Net loss                                    $4,665               $  821               $5,933
                                            ======               ======               ======

Loss per common share                         --                   --                   --
                                            ======               ======               ======

    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                       Statements of Shareholders' Equity

       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

--------------------------------------------------------------------------------

                                                                                                          Deficit
                                                                                                        Accumulated
                                                                                           Additional    During the
                                                    Common       Price         Common        Paid-in     Development
                                                    Shares     Per Share        Stock        Capital        Stage        Total
                                                ------------  ------------  ------------  ------------  ------------  ------------
Balance, July 18,
  1997 (inception)                                      --                          --           --            --             --
  Net loss                                              --                          --           --       $     (447)         (447)
                                                  ----------                  ----------    ----------    ----------    ----------
Balance, December
  31, 1997                                              --                          --           --             (447)         (447)
  Net loss                                              --                          --           --             (821)         (821)
                                                  ----------                  ----------    ----------    ----------    ----------
Balance, December
  31, 1998                                              --                          --           --           (1,268)       (1,268)
  Shares issued in private placement
     offering                                      4,000,000   $    0.001     $    4,000         --             --           4,000
  Net loss                                              --                          --           --           (4,665)       (4,665)
                                                  ----------                  ----------    ----------    ----------    ----------
Balance, December
  31, 1999                                         4,000,000                       4,000         --           (5,933)       (1,933)
                                                  ==========                  ==========    ==========    ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

--------------------------------------------------------------------------------

                                                                                                       July 18, 1997
                                                           For the Year Ended   For the Year Ended    (inception) to
                                                           December 31, 1999    December 31, 1998    December 31, 1999
                                                           ------------------   ------------------   -----------------
Cash flows from operating activities:

     Net loss                                                  $ (4,665)           $   (821)              $ (5,933)

     Adjustments to reconcile net loss to net cash provided by operation activities

     Increase in accounts payable                                   665                 821                  1,933
                                                               --------            --------               --------

 Cash used in operating activities                               (4,000)               --                   (4,000)
                                                               --------            --------               --------


Cash flows provided by financing activities:

     Common shares issued in private placement                    4,000                --                    4,000
                                                               --------            --------               --------

Cash provided by financing activities                             4,000                --                    4,000
                                                               --------            --------               --------

Net increase (decrease) in cash                                    --                  --                     --

Cash at beginning of period                                        --                  --                     --
                                                               --------            --------               --------

Cash at end of period                                              --                  --                     --
                                                               ========            ========               ========

                Supplemental Disclosure of Cash Flow Information

                                                                                                       July 18, 1997
                                                           For the Year Ended   For the Year Ended    (inception) to
                                                           December 31, 1999    December 31, 1998    December 31, 1999
                                                           ------------------   ------------------   -----------------
Interest paid                                                      --                  --                  --

Income taxes paid                                                  --                  --                  --

    The accompanying notes are an integral part of the financial statements.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements

       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

--------------------------------------------------------------------------------

1.   Development Stage Operations

     Food and Beverage Masters (Kazakstan), Inc. (a development stage company) (the "Company") was incorporated in the state of Delaware on July 18, 1997 and has a limited history with no revenues, products, or technology identified or ready for market. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to identify and successfully market its yet to be developed products and obtain the necessary capital during its development stage and until it achieves profitability.

2.   Summary of Significant Accounting Policies

     Revenue Recognition

     Revenue will be recognized when the Company's goods are shipped or services are provided.

     Earnings per Common Share

     Basic earnings per common share ("EPS") is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the year. Diluted EPS is similar to loss per common share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

     Income Taxes

     The Company accounts for income taxes under the liability method. Under the liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

     Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements

       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

--------------------------------------------------------------------------------

3.   Income Taxes

     The components of the provision for income taxes are as follows:

                                                    1999           1998
                                                  ---------      ---------
          Current tax expense:
             Federal                                  --             --
             State                                    --             --
                                                  ---------      ---------
                                                      --             --
                                                  ---------      ---------
             Deferred tax expense:
                Federal                               --             --
                State                                 --             --
                                                  ---------      ---------
                                                      --             --
                                                  ---------      ---------

             Total provision                          --             --
                                                  =========      =========

     Significant components of the Company's deferred income tax assets and liabilities at December 31, 1999 and 1998 are as follows:

                                                      1999          1998
                                                    -------       --------
             Deferred income tax asset:
                Capitalized start-up expenses       $ 2,017       $    431
                                                    -------       --------

             Total deferred income tax asset          2,017            431

                Valuation allowance                  (2,017)          (431)
                                                    -------       --------

             Net deferred income tax liability          --             --
                                                    =======       ========

     The Company, based upon its history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that is is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

     Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

                                                      1999          1998
                                                    -------       --------

             Tax expense at U.S. statutory rate      (34.0) %       (34.0) %
             Change in the valuation allowance        34.0           34.0
                                                    -------       --------
             Effective income tax rate                 --   %         --   %
                                                    =======       ========

                   Food and Beverage Masters (Kazakstan), Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements

       For Each of the Two Years in the Period Ended December 31, 1999 and For the Period from July 18, 1997 (Inception) to December 31, 1999

--------------------------------------------------------------------------------

4.   Loss Per Common Share

     Loss per common share has been calculated in accordance with SFAS No. 128, "Earnings per Share".

     The loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

     The computations of loss per common share for the years ended December 31, 1999 and 1998 and for the period from July 18, 1997 (inception) to December 31, 1999 follow.

     The Company does not have any potentially dilutive securities.

                                                                                                       July 18, 1997
                                                           For the Year Ended   For the Year Ended    (inception) to
                                                           December 31, 1999    December 31, 1998    December 31, 1999
                                                           ------------------   ------------------   -----------------
         Net loss available to common stockholders            $    4,665            $     --             $    5,933

         Weighted-average shares                               4,000,000                  --              1,600,000
                                                              ----------            ----------           ----------

         Loss per common share                                      --                    --                   --
                                                              ==========            ==========           ==========

5.   Stock Transactions

     Private Placement Offering

     In January 1999, the Company sold, in a private placement offering, 4,000,000 shares of its common stock at $.001 per share and received as total proceeds $4,000.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby has been passed upon by the law firm of Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The audited financial statements of Food and Beverage Masters (Kazakstan), Inc. included herein and elsewhere in this Registration Statement have been audited by Kelly and Company, independent certified public accountants, for the periods and to the extent set forth in their report (which describes an uncertainty as to the ability to continue as a going concern) appearing herein and elsewhere in this Registration Statement. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement with the Commission pursuant to the Securities Act of 1933 with respect to the shares of our $.001 common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement on Form SB-2. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Information in this prospectus concerning the contents of any contract or any other document referred to is not necessarily complete. Reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement. All of that information is qualified in all respects by such reference to such exhibit.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock. The estimated expenses of issuance and distribution are set forth below.

================================================================================
Registration Fees                       Approximately                $264.00
--------------------------------------------------------------------------------
Transfer Agent Fees                     Approximately                $500.00
--------------------------------------------------------------------------------
Costs of Printing and Engraving         Approximately                $500.00
--------------------------------------------------------------------------------
Legal Fees                              Approximately             $15,000.00
--------------------------------------------------------------------------------
Accounting Fees                         Approximately              $2,500.00
================================================================================

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about July 18, 1997, we sold 4,000,000 shares of $.001 par value common stock for $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration requirements of the Securities Act of 1933, specified by the provisions of
Section 3(a) of the Act and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission pursuant to that Section 3(a). The offering price for the shares was arbitrarily established by us and had no relationship to our assets, book value, revenues or other established criteria of value. We realized proceeds of $4,000.00. The proceeds of the offering were used to provide us with working capital.

Exhibits

     Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.        Underwriting Agreement (not applicable)

3.1       Certificate of Incorporation (Charter Document)

3.2       Bylaws

5.        Opinion Re: Legality

8.        Opinion Re: Tax Matters (not applicable)

11.       Statement Re: Computation of Per Share Earnings*

15.       Letter on unaudited interim financial information (not applicable)

23.1      Consent of Auditors

23.2      Consent of Counsel**

24. Power of Attorney is included on the Signature Page of the Registration Statement

27.       Financial Data Schedule

*    Included in Financial Statements

**   Included in Exhibit 5

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Calgary, Alberta, on August 23, 2000.

                                   Food and Beverage Masters (Kazakstan), Inc., a Delaware corporation

                                   By:  /s/ Wayne Johnson
                                        ---------------------------------------
                                        Wayne Johnson
                                   Its: President, Treasurer and Director


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this _____ day of August, 2000, the following persons in the capacities and on the dates stated:


/s/ Wayne Johnson                            August 23, 2000
---------------------------------
Wayne Johnson
President, Treasurer and Director


/s/ Arne Carlson                             August 23, 2000
---------------------------------
Arne Carlson
Secretary, Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Wayne Johnson with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Food and Beverage Masters (Kazakstan), Inc.,


/s/ Wayne Johnson                            August 23, 2000
---------------------------------
Wayne Johnson
President, Treasurer and Director


/s/ Arne Carlson                             August 23, 2000
---------------------------------
Arne Carlson
Secretary, Director